Exhibit 10.4


     Joint Venture Agreement




     between


     Siemens Aktiengesellschaft


     and


     Breed Technologies, Inc.



     concerning


     the establishment and operation of the joint venture company


     BST Restraint Systems International GmbH & Co. KG




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     TABLE OF CONTENTS
Preamble
1.       Definitions

I.       ESTABLISHMENT OF THE COMPANY
2.       The COMPANY
3.       Contributions
4.       CHANGE OF CONTROL
5.       Disposal of CAPITAL INTERESTS

II.               ORGANIZATION OF THE COMPANY
6.       Bodies of the COMPANY
7.       PARTNERSHIP MEETING
8.       PARTNERS= BOARD
9.       MANAGEMENT
10.      Staff, Non-Solicitation of Employees
11.      Organizational Structure

III.              OPERATION OF THE COMPANY
12.      Initial Business Plan, Budget
13.      Profit and Loss, Financing, Corporate Opportunities
14.      Books and Records, FISCAL YEAR, Financial Statements
15.      Guidelines for the Operation of the COMPANY
16.      Contracts

IV.               TERM OF AGREEMENT, DISSOLUTION
17.      Term of Agreement
18.      Dissolution

V.       OTHER PROVISIONS
19.      Premerger Control
20.      Applicable Law
21.      DISPUTE Settlement
22.      Confidentiality
23.      Miscellaneous
24.      Notices




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     This Agreement is made between

     (1) Siemens Aktiengesellschaft, a corporation organized and existing under the laws of Germany and having its registered seats at Nonnendammallee 101, D-13599 Berlin and at Wittelsbacher Platz 2, D-80333 Munich, Germany, hereinafter referred to as "SIEMENS"


     (2) Breed Technologies, Inc. a corporation organized and existing under the laws of Delaware, USA and having its registered seat and head office at 5300 Old Tampa Highway, Lakeland, Florida 33807-3050, USA hereinafter referred to as "BREED"

     Preamble

     Passive Restraint Systems for cars are presently regarded to be stand-alone components and subsystems such as seatbelt, steering wheel, airbag sensors, ECU's etc. and they are mainly developed as applications for specific cars. The airbag successfully achieved high penetration rates (>50% worldwide, >75% in Europe) and now there are many airbags in the field. It is recognized, that the airbag saved many people from death or serious injury in accidents. In certain, but rare occasions, it caused damages to passengers unintentionally.

     While all safety components need to be further developed and improved technically, it is imperative to begin incorporating the components into integrated, smart systems that detect, monitor and control all related functions and actions. The critical objectives in offering maximum benefit to the occupants are adaptive reactions and to avoid malfunctions and misuse of the system.

     The most likely customer and legislative requirements for adaptive future protection systems shall be to improve e.g. passenger size sensing, passenger position sensing, adaptive air bag inflation adaptive seat belt pre-tensioning. To facilitate development of advanced systems which incorporate the appropriate technologies a joint venture between the PARTIES shall be formed to utilize the respective capabilities of each company, to meet the evolving technical market demands and to increase passenger safety as fast as possible.

     Through the joint venture it is ensured that all components of a motor vehicle occupant safety restraint system are indentified, designed and manufactured in accordance with the automotive safety standards with the objective to increase the overall quality level of all subcomponents.

     This AGREEMENT is being entered into under the following circumstances:

     WHEREAS SIEMENS, through its Automotive Systems Group, and its affiliated companies, are involved in the development, manufacturing and sale of mainly electronic components for motor vehicle occupant safety restraint systems;

     WHEREAS,   BREED  and  its   affiliated   companies  are  involved  in  the
development, manufacturing and sale of mainly mechanical components for motor vehicle occupant safety restraint systems;

     WHEREAS, SIEMENS and BREED are determined to cooperate on a worldwide basis with respect to the worldwide research, development, engineering and marketing of motor vehicle occupant safety restraint systems as defined herein; WHEREAS, SIEMENS and BREED are determined to appoint the joint venture as their reseller in order to market and sell components of motor vehicle occupant safety restraint systems;

     WHEREAS,   the  PARTIES,   have  concluded  a  Non  Binding  Memorandum  of
Understanding on July, 27 1997 and a Memorandum of Understanding on October, 14 1997;


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     WHEREAS the PARTIES have decided to carry out such a cooperation  through a joint venture company to be incorporated and organized under German law; and

     WHEREAS the PARTIES desire to set forth herein their rights, duties and responsibilities with respect to the joint venture company;

     NOW, THEREFORE, in consideration of these premises and of the mutual promises, obligations and agreements contained herein, the PARTIES hereto, intending to be legally bound, subject to any necessary governmental or corporate approvals, do hereby agree as follows:

     1. Definitions

     Wherever the following terms are used in this AGREEMENT in capital letters in the singular or plural form, or in any of its ANNEXES, they shall be understood as defined below.

     "ACCOUNTING FIRM" means: the international independent certified accounting
firm      KPMG      Deutsche      Treuhand-Gesellschaft       Aktiengesellschaft
Wirtschaftsprhfungsgesellschaft, located in Frankfurt/ Main, Germany, if the PARTIES fail to agree on KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprhfungsgesellschaft in special cases the accounting firm shall be appointed by the president of the Chamber of Commerce of Munich, Germany;

     "AUDITOR" means: the auditor of the COMPANY and of the VERWALTUNGS-GMBH designated by unanimous vote of the PARTNERSHIP MEETING according to SECTION 7.2
(F) and unanimous resolution of the SHAREHOLDERS'= MEETING;

     "AFFILIATE" means: related companies within the meaning of Secs. 15 et seq. of the German Stock Corporation Act ("Aktiengesetz"), in which either of the PARTIES has more than 50 % of all voting rights, directly or indirectly owned;

     "AGREEMENT" means: this Agreement and its ANNEXES;

     "ANNEX" means: an annex to this AGREEMENT;

     "ARTICLES OF LIMITED PARTNERSHIP" means: the articles of organization of the COMPANY as a limited partnership;

     BREED-FAMILY means: Allen K. Breed and Johnnie Cordell Breed including their heirs and legal sucessors;

     "CAPITAL INTEREST" means: the capital interest in the COMPANY and/or the VERWALTUNGS-GMBH as the case may be;

     "CEO" means: Chief Executive Officer ("Vorsitzender der Gesch@ftsfhhrung") of the COMPANY;

     "CFO" means: Chief Financial Officer ("Kaufm@nnischer Gesch@ftsfhhrer") of the COMPANY;

                                                                2

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     "CHANGE OF CONTROL" means:  (A) for SIEMENS that any person or entity other than SIEMENS or its AFFILIATES acquires directly or indirectly fifty percent (50%) or more of shareholders' voting rights in the SIEMENS Automotive Systems Group; (B) (i) for BREED that (i) any person or entity other than the BREED-FAMILIY acquires beneficial ownership (as defined in Rule 13d-3 under the US Security Exchange Act of 1934) of fifty percent (50%) or more of the outstanding common stock of BREED; or (ii) any company which is a competitor of SIEMENS in the automotive field or a competitor of the COMPANY or its SUBSIDIARIES either: (a) becomes the largest single shareholder in BREED; or (b) makes a tender offer resulting in the ownership of fifty percent (50 %) or more of the shares of outstanding common stock of BREED

     "CLOSING" means: the consummation of all transactions which have to occur under this AGREEMENT after the EFFECTIVE DATE including all governmental authorizations and approvals of any nature necessary for the effectiveness of this transactions;

     "CLOSING DATE" means: the earliest date on which the CLOSING will occur, provided that such date may not be later than June, 6.1998 unless otherwise agreed by the PARTIES;

     "COMPANY" means: the joint-venture company under the laws of Germany in the legal form of a limited partnership ("Kommanditgesellschaft") with the VERWALTUNGS-GMBH as general partner and with SIEMENS and BREED or an AFFILIATE of SIEMENS or an AFFILIATE of BREED each as limited partners ("GmbH & Co. KG"), to be established in accordance with this AGREEMENT;

     "COMPONENTS"A means: components of SRS-SYSTEMS as listed in ANNEX 1;

     "CONTRIBUTION AGREEMENT" means: the contribution agreement regarding the contribution of shares in PARS to be contributed by SIEMENS or an AFFILIATE of SIEMENS to the COMPANY and the contribution agreement regarding the contribution of interests in the US-PARTNERSHIP to be contributed by BREED or an AFFILIATE of BREED to the COMPANY and to the VERWALTUNGS-GMBH;

     "DEADLOCK"" means: a situation of impasse where a decision which is required for the continuing operations of the COMPANY as a going-business concern cannot be taken because of a failure to agree upon a common course of action among the MANAGEMENT, the PARTNERS' BOARD, the PARTNERSHIP MEETING or the SHAREHOLDERS MEETING or the PARTIES;

     "DISPUTE" means: any claims, differences or disputes, arising out of or in connection with this AGREEMENT, including any question regarding its existence, validity, termination or its performance, or in connection with arrangements regarding the perfor mance of this AGREEMENT;

     "EFFECTIVE DATE" means: the date on which this AGREEMENT becomes effective according to SECTION 19. hereof;

     "FISCAL   YEAR"  means:   the  fiscal  year  of  the  COMPANY  and  of  the
VERWALTUNGS-GMBH, as provided for in this AGREEMENT.



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     "MANAGEMENT"  means:  the  management  of the  VERWALTUNGS-GMBH  and/or the
COMPANY as the case may be, consisting of a CEO and a CFO, as provided for in this AGREEMENT;

     "OFFER" means: the offer to be made under the procedure described in the case of disposal of CAPITAL INTEREST as per SECTION 5 hereof;

     "OFFEREE" means: the offeree in the procedure described in the case of disposal of CAPITAL INTEREST as per SECTION 5 hereof;

     "OFFEROR" means: the offeror under the procedure described in the case of disposal of CAPITAL INTEREST as per SECTION 5 hereof;

     "PARS" means: PARS Passive Rhckhaltesysteme GmbH, a limited liability corporation organized and existing under the laws of Germany and having its registered seats at Carl-Zeiss-Strasse 9, D-63755 Alzenau, Germany, of which the shares are to be contributed to the COMPANY by SIEMENS or an AFFILIATE of SIEMENS according to this AGREEMENT;

     "PARTNER" means: a limited partner ("Kommanditist") in the COMPANY, i.e. SIEMENS or BREED or an AFFILIATE of SIEMENS or BREED, as the case may be;

     "PARTNERSHIP MEETING" means: the partnership meeting for the COMPANY as provided for in this AGREEMENT;

     "PARTY" means: SIEMENS or BREED;

     "PARTNERS' BOARD" means: the partners' board for the COMPANY as provided for in this AGREEMENT;

     "SECTION" means: a section of this AGREEMENT;

     "SHAREHOLDERS'   MEETING"  means:   the   shareholders'   meeting  for  the
VERWALTUNGS-GMBH as provided for in this AGREEMENT;

     "SIGNATURE A means: the date on which the AGREEMENT is signed by both PARTIES;

     "SRS-BACKGROUND-TECHNOLOGY" means: the technology with respect to SRS-SYSTEMS and COMPONENTS available on the CLOSING DATE, whether in written or oral form and whether under statutory protection such as patent applications, patents, utility models, or not, at SIEMENS in its Automotive Systems Group subdivision safety and chassis systems location Regensburg, Germany and available at BREED, and which technology o is needed by the COMPANY and its SUBSIDIARIES for the development, integration and application of SRS-SYSTEMS, and o either PARTY is legally entitled to license to the other PARTY and/or the COMPANY and its

     SUBSIDIARIES;

     "SRS-FOREGROUND-TECHNOLOGY" means: the technology with respect to SRS-SYSTEMS and COMPONENTS available after the CLOSING DATE, whether in written or oral form and whether under statutory protection such as patent applications, patents, utility models, or not,

     o at SIEMENS in its Automotive Systems Group subdivision sayety and chaissis systems location Regensburg, Germany and at BREED, and which technology is needed by the COMPANY and its SUBSIDIARIES for the development, integration and application of SRS-SYSTEMS, or
     o at the COMPANY and/or at its SUBSIDIARIES

     and which technology either PARTY or the COMPANY or its SUBSIDIARIES, respectively, is legally entitled to license as laid down in this AGREEMENT.

     "SRS-SYSTEM" means: a motor vehicle occupant safety restraint system as described in ANNEX 1.

     "STATUTES" means: the articles of organization of the VERWALTUNGS-GMBH as provided for in this AGREEMENT;

     "SUBSECTION" means: a subsection of this AGREEMENT;

     "SUBSIDIARY A means: any legal entity, in which the COMPANY or the VERWALTUNGS-GMBH, as the case may be, has more than 50 % of all voting rights, directly or indirectly owned, such as but not limited to the US-PARTNERSHIP and the PARS;

     "US-PARTNERSHIP" means: the legal entity in the form of a limited partnership organized and existing under the laws of the State of Delaware, USA, which is to be founded by BREED and an AFFILIATE of BREED and of which the interests are to be contributed to the COMPANY and the VERWALTUNGS-GMBH by BREED and an AFFILIATE of BREED under this AGREEMENT;

     "VERWALTUNGS-GMBH" means: a legal entity in the form of a limited liability company (GmbH) under the laws of Germany which assumes personal liability and the management of the COMPANY as general partner, to be established in accordance with this AGREEMENT;

     I. ESTABLISHMENT OF THE COMPANY


     2. The COMPANY

     2.1 The PARTIES or AFFILIATES designated by the respective PARTY shall establish the COMPANY with ARTICLES OF LIMITED PARTNERSHIP set forth in ANNEX
2.1 A and the VERWALTUNGS-GMBH with STATUTES set forth in ANNEX 2.1 B. The COMPANY shall be established for an indefinite period of time subject to the right of either PARTY to terminate this Agreement as per SECTION 17 hereof.




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     2.2 The name of the COMPANY shall be: "BST Restraint Systems  International
GmbH & Co. KG" The name of the VERWALTUNGS-GMBH shall be: "BST Restraint Systems Verwaltungs-GmbH" On its corporate stationary the COMPANY may add to its name the words: "A joint venture of Siemens and Breed"

     2.3 The COMPANY and the VERWALTUNGS-GMBH shall have their registered seats and administrative head offices at Alzenau, Germany.

     2.4 The scope of the COMPANY shall be: the worldwide research, development, engineering, assembly, marketing and sale of SRS-SYSTEMS, and the purchase, marketing and sale of COMPONENTS, and the holding of participations in companies which are engaged in businesses as described in SUBSECTION 2.4.1 and 2.4.2 hereof.

     2.5 It is understood, that the COMPANY and the SUBSIDIARIES shall exercise the worldwide research, development and engineering of SRS-SYSTEMS on a contractual basis. The COMPANY may perform by itself or through its SUBSIDIARIES on a worldwide basis all activities related to this scope, including but not limited to the representation, administration or acquisition of other enterprises of the same or a similar nature and participation in such enterprises. Furthermore, the COMPANY may establish branches and/or SUBSIDIARIES worldwide. The scope of the COMPANY may be extended by unanimous resolution of the PARTNERSHIP MEETING.

     2.6 It is understood, that any SUBSIDIARY established by the COMPANY or the VERWALTUNGS-GMBH shall be found in the most beneficial way in respect of taxation and liability. All shares of SUBSIDIARIES in the form of a corporation with its registered seat outside Germany shall be solely owned by the VERWALTUNGS-GMBH or any other legal entity agreed upon by the PARTIES.

     2.7 The COMPANY shall have a registered liability capital ("Haftkapital") to be registered in the companies' register ("Handelsregister") in an aggregate amount of DM 10.000.000 (Deutsche Mark ten million) divided into one (1) CAPITAL INTEREST of DM 5.020.000 (Deutsche Mark five million twenty thousand) held by SIEMENS or an AFFILIATE designated by SIEMENS and into one (1) CAPITAL INTEREST of DM 4.980.000 (Deutsche Mark four million ninety eight thousand) held by BREED or an AFFILIATE designated by BREED.

     2.8 The scope of the VERWALTUNGS-GMBH as general partner ("Komplement@r") in the COMPANY shall be the assumption of the personal liability for and the management of the COMPANY. The VERWALTUNGS- GMBH will not hold any interest in the COMPANY'S capital. Its aggregate share capital shall be DM 50,000 (Deutsche Mark fifty thousand) divided into one (1) CAPITAL INTEREST of DM 25.100 (Deutsche Mark twenty five thousand one hundred) held by SIEMENS, or an AFFILIATE designated by SIEMENS, and one (1) CAPITAL INTEREST of, DM 24.900 (Deutsche Mark twenty four thousand nine hundred) held by BREED, or an AFFILIATE designated by BREED.

     2.9 As of the CLOSING DATE, the CAPITAL INTERESTS in the COMPANY and the CAPITAL INTERESTS in the VERWALTUNGS-GMBH shall be fully paid in as provided for in SECTION 3 hereof and the ratio of shareholding of SIEMENS, or an AFFILIATE designated by SIEMENS, shall be 50,2 % and the ratio of shareholding of BREED or an AFFILIATE designated by BREED, shall be 49,8 % in the COMPANY and the VERWALTUNGS- GMBH, as provided for in SECTION 2.7 and 2.8 hereof.

     2.10 The CAPITAL INTERESTS in the COMPANY and the CAPITAL INTERESTS in the VERWALTUNGS-GMBH may only be transferred together and to the same extent. Therefore, to the extent that in this AGREEMENT or the ARTICLES OF LIMITED PARTNERSHIP any provisions have been agreed for a voluntary or involuntary transfer of CAPITAL INTERESTS in the COMPANY, such provisions, in particular
SECTION 5., shall apply



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     mutatis mutandis to a transfer of CAPITAL INTERESTS in the VERWALTUNGS-GMBH
subject  to  the  hereof   condition   that  any  such   transfer   shall  occur
simultaneously. The same shall apply to any other disposal or encumbrance of the CAPITAL INTERESTS.


     3. Contributions

     3.1 Immediately after the EFFECTIVE DATE, SIEMENS, or an AFFILIATE designated by SIEMENS, and BREED, or an AFFILIATE designated by BREED, shall jointly form the VERWALTUNGS-GMBH and shall make their contributions to the aggregate share capital in cash in order to receive in return their respective CAPITAL INTERESTS, as provided for in SUBSECTION 2.8 hereof.

     3.2. After the incorporation of the VERWALTUNGS-GMBH, the VERWALTUNGS-GMBH as general partner ("Komplementar"), SIEMENS, or an AFFILIATE designated by SIEMENS, and BREED, or an AFFILIATE designated by BREED, as limited partners ("Kommanditisten") shall jointly form the COMPANY and SIEMENS, or an AFFILIATE designated by SIEMENS, as well as BREED, or an AFFILIATE designated by BREED, shall make their contributions to the aggregate share capital of the COMPANY in kind as provided for in SUBSECTION 3.2.1, 3.2.2 and 3.2.3 hereof in order to receive in return their respective CAPITAL INTERESTS as provided for in SUBSECTION 2.7 hereof:

     3.2.1 SIEMENS,  or an AFFILIATE  designated by SIEMENS,  shall according to
SECTION 3.2 contribute all of the shares of PARS to the COMPANY with economic effect as of the EFFECTIVE DATE.The value of the shares of PARS is DM 9.318.000,-- (Deutsche Mark nine million threehundred eighteen thousand) as of September 30, 1997.

     3.2.2 Prior to the EFFECTIVE DATE BREED, and an AFFILIATE designated by BREED, shall form the US- PARTNERSHIP as a limited partnership and transfer the tangible assets with respect to development, research and testing of SRS-SYSTEMS as described in ANNEX 3.2.2 into the US-PARTNERSHIP. Any licenses or transfer of SRS- BACKGROUND-TECHNOLOGY shall be solely provided according to SECTION 15. BREED shall be the limited partner in the US-PARTNERSHIP with capital interests of 99% and the AFFILIATE designated by BREED shall be the general partner in the US-PARTNERSHIP with capital interest of 1 %. BREED shall according to SECTION
3.2 contribute all its interests as a limited partner of the US-PARTNERSHIP to the COMPANY and the AFFILIATE designated by BREED shall according to SECTION 3.2 transfer all its interests as a general partner of the US- PARTNERSHIP to the VERWALTUNGS-GMBH with economic effect as of the EFFECTIVE DATE.The value of the assets to be transfered by BREED, and an AFFILIATE designated by BREED, into the US-PARTNERSHIP and accordingly the value of the interests of the US-PARTNERSHIP are DM 9.318.000,-- (Deutsche Mark Mark nine million threehundred eighteen thousand) as of the EFFECTIVE DATE.

     3.2.3 The shares of PARS and interests in the US-PARTNERSHIP contributed by the respective PARTNER shall be entered in the registered liability contribution of the contributing PARTNER in the COMPANY up to an amount of DM 5.020.000
(Deutsche Mark five million twenty thousand) for SIEMENS or an AFFILIATE designated by SIEMENS and up to an amount of DM 4.980.00 (Deutsche Mark four million ninety eight thousand) for BREED or an AFFILIATE designated by BREED. The exceeding amount of DM 8.636.000 (Deutsche Mark eight million sixhundred thirty-six thousand) shall be entered in the joint capital reserve of the COMPANY.

     3.2.4 The shares in PARS shall be contributed by SIEMENS or an AFFILIATE designated by SIEMENS, to the COMPANY under the condition that any and all risks resulting from product liability or liability for infringement of proprietary rights or any other liabilities for any products produced or developed or services rendered before the CLOSING DATE shall remain with SIEMENS who shall hold the COMPANY harmless from any and all claims of third parties resulting therefrom. The interests in the US-PARTNERSHIP shall be contributed by BREED and an AFFILIATE designated by BREED, to the COMPANY and the VERWALTUNGS-GMBH under the condition that any and all risks



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     resulting  from  product   liability  or  liability  for   infringement  of
proprietary rights or any other liabilities for any products produced or developed or services rendered before the CLOSING DATE shall remain with BREED and the AFFILIATE designated by BREED who shall hold the COMPANY and the VERWALTUNGS-GMBH harmless from any and all claims of third parties resulting therefrom.

     3.2.5   The   CONTRIBUTION   AGREEMENTS   shall   each   contain   adequate
representations  and  warranties  substantially  in the form as  stated in ANNEX
3.2.5.

     3.3 With the exception of costs and expenses for counsel and auditors to be borne solely by each PARTY, SIEMENS and BREED shall jointly bear all costs and expenses related to the formation of the VERWALTUNGS-GMBH and the COMPANY unless the ARTICLES OF LIMITED PARTNERSHIP or the STATUTES stipulate that the costs and expenses, such as for the notarized application to and the registration in the companies' register ("Handelsregister") as well as the publication costs, shall be borne directly by the VERWALTUNGS-GMBH or the COMPANY. SIEMENS shall solely bear all cost and expenses ,including any and all duties and taxes, related to the contribution of the shares in PARS to the COMPANY as per SUBSECTIONS 3.2.1. and BREED shall solely bear all cost and expenses, including any and all duties and taxes, related to the contribution of the interests in the US-PARTNERSHIP to the COMPANY and the VERWALTUNGS-GMBH as per SUBSECTION 3.2.2. BREED shall solely bear all costs and expenses, including any and all duties and taxes, related to the formation of the US-PARTNERSHIP and the transfer of the assets thereto as per SUBSECTION 3.2.2.

     3.4 Third parties shall only be permitted to join the VERWALTUNGS-GMBH and the COMPANY if all PARTIES approve.


     3.5 After the  implementation  of the contribution  according to SUBSECTION
3.2.1 and 3.2.2 the corporate names of the SUBSIDIARIES shall be changed as far as legally possible

     3.5.1 PARS in "BST Restraint Systems-GmbH

     3.5.2 US-PARTNERSHIP in BST Restraint Systems-LP Any other SUBSIDIARY of the COMPANY or the VERWALTUNGS-GMBH shall be named with a similar name as far as legally possible.


     4. CHANGE OF CONTROL

     4.1 If, after the incorporation of the COMPANY and/or the VERWALTUNGS-GMBH, a CHANGE OF CONTROL occurs in respect of a PARTY, this PARTY shall notify this to the other PARTY without undue delay and shall sell all or part of its CAPITAL INTERESTS in the COMPANY and the VERWALTUNGS-GMBH to the other PARTY if and to the extent so requested by the other PARTY. Such a request shall be made in writing not later than three (3) months after the notification. The price for the CAPITAL INTERESTS shall be agreed upon by the PARTIES and, failing such agreement, shall be determined by an ACCOUNTING FIRM jointly appointed by the PARTIES. The opinion of the ACCOUNTING FIRM as to the price of the CAPITAL INTERESTS shall be based on a generally accepted valuation method being in common use at the time of appointment of the ACCOUNTING FIRM and shall result in a reasonable, arm's-length price on the basis of a willing buyer and a willing seller of the relevant CAPITAL INTERESTS. The cost of the opinion of the ACCOUNTING FIRM shall be paid by the selling PARTY.

     4.2 Insofar as the conditions as set out in sentence 1 of SUBSECTION 4.1 already exist and have been disclosed in writing at the time of SIGNATURE, this shall not be deemed to be CHANGE OF CONTROL within the meaning of this provision.

     4.3 An AFFILIATE of a PARTY shall be deemed not to be a third party within the meaning of this provision, but only as long as it remains an AFFILIATE.


     5. Disposal of CAPITAL INTERESTS

     5.1 For a time period of six (6) years commencing at the CLOSING DATE, the transfer of any CAPITAL INTERESTS by a PARTY to a third party or any other disposal or encumbrance thereof shall not be permitted and after such six (6) years time period shall require the prior written consent of the other PARTY, such consent to be given if and when the following conditions are fulfilled:

     (A) If a PARTY (the "OFFEROR") wishes to transfer its CAPITAL INTERESTS in the COMPANY, it shall first offer such CAPITAL INTERESTS in writing (the "OFFER") to the other PARTY (the "OFFEREE").

     (B) If within one (1) months from receipt of the OFFER the OFFEREE indicates in writing that he is not interested in purchasing the CAPITAL INTERESTS or does not reply to the OFFER, the OFFEROR shall have the right to offer its CAPITAL INTERESTS to a third party of whose identity the OFFEROR has immediately informed the OFFEREE. In such a case, the OFFEREE may withhold its approval only for cause which must relate to the potential third party purchaser. Such cause shall be deemed to be constituted without limitation if such third party purchaser is a direct competitor of the OFFEREE.

     (C) If within one (1) months from receipt of the OFFER the OFFEREE indicates in writing that he is interested in purchasing the CAPITAL INTERESTS, the PARTIES shall seek to agree on a reasonable purchase price on an arm's length basis.

     (D) If the PARTIES fail to agree on the purchase price within two (2) months from the time the OFFER was received by the OFFEREE, they shall, within a period of one (1) month commencing after the elapse of the aforementioned two-month period, ask an ACCOUNTING FIRM, jointly appointed by the PARTIES, to prepare an opinion on the price to be paid for the CAPITAL INTERESTS. The opinion of the ACCOUNTING FIRM as to the price of the CAPITAL INTERESTS shall be based on a generally accepted valuation method being in common use at the time of appointment of the ACCOUNTING FIRM and shall result in a reasonable, arm's-length price on the basis of a willing buyer and a willing seller of the relevant CAPITAL INTERESTS. The cost of the opinion of the ACCOUNTING FIRM shall be shared by the OFFEROR and the OFFEREE in proportion to their then respective CAPITAL INTERESTS.

     (E) The OFFEROR shall inform the OFFEREE within one (1) month from receiving the opinion of the ACCOUNTING FIRM on the price whether he is prepared to sell his CAPITAL INTERESTS at the price stated in the opinion. If the OFFEROR refuses to sell his CAPITAL INTERESTS at that price or if he does not inform the OFFEREE within that one (1) month period, he shall not be entitled to sell his CAPITAL INTERESTS to such third party.

     (F) The OFFEREE shall inform the OFFEROR within one (1) month after the OFFEROR has indicated his willingness to sell whether he is prepared to purchase the CAPITAL INTERESTS at the given price pursuant to SUBSECTION (E) hereof. If the OFFEREE refuses to purchase the CAPITAL INTERESTS at this price or if he does not within the period of one (1) month inform the OFFEROR, the OFFEROR shall have the right to offer his CAPITAL INTERESTS for sale to a third party of whose identity the OFFEROR has immediately informed the OFFEREE. In such a case, the OFFEREE may withhold its approval only for cause which must relate to the potential third party purchaser. Such cause shall be deemed to be constituted without limitation if such third party purchaser is a direct competitor of the OFFEREE.

     5.2 Before the transfer of CAPITAL INTERESTS to a third party is executed, the OFFEREE shall have the right to require the offered CAPITAL INTERESTS to be sold to him on the same terms and conditions as offered to the third party. Such right of first refusal shall be exercised in writing within a period of three (3) weeks after the OFFEROR has informed the OFFEREE in writing of the name and the address of the third party and of the terms of the transfer agreement.

     5.3 The restrictions on transfer contained in SECTIONS 5.1 and 5.2 hereof shall not apply to a transfer of CAPITAL INTERESTS in the COMPANY to an AFFILIATE or from an AFFILIATE to the respective PARTY. The transfer shall only be made on the condition that the AFFILIATE shall be bound by the terms of this AGREEMENT, the ARTICLES OF LIMITED PARTNERSHIP and the STATUTES and, if so required by the PARTIES, if applicable, will not permit the AFFILIATE to cease to be an AFFILIATE without first procuring the transfer of the CAPITAL INTERESTS in the COMPANY owned by that AFFILIATE either to the other PARTY or to one of its AFFILIATES.

     5.4 If so required by the OFFEREE, the OFFEROR, when selling its CAPITAL INTERESTS to a third party, shall undertake that, prior to and as a precondition to such transfer, the third party shall have entered into an agreement with the OFFEROR, whereby the third party shall be bound by the terms of this AGREEMENT, the ARTICLES OF LIMITED PARTNERSHIP and the STATUTES in every way as if the third party were a party to this AGREEMENT and had been such a party from the date when this AGREEMENT came into force.

     5.5 Should one of the PARTIES be prevented from accepting the OFFER or from exercising the pre-emptive right according to SUBSECTION 5.1 or 5.2 hereof due to the laws in force in Germany or the US or due to the compliance with any order or regulation of governmental authorities in Germany or the US or of the authorities of the European Union, such PARTY shall then be entitled to assign such rights to a third party to which the respective change in law, order or regulation does not apply.

     5.6 Except as otherwise provided in SUBSECTION 5.5 none of the PARTIES shall assign all or part of its rights or obligations under this AGREEMENT to any other company or person without obtaining the prior written consent of the other PARTY. Such consent is however not necessary in connection with a transfer of CAPITAL INTERESTS to an AFFILIATE or from an AFFILIATE to the respective PARTY in accordance with SUBSECTION 5.3 hereof.

     5.7 Notwithstanding SUBSECTION 5.1 to 5.6 each PARTY shall inform the other PARTY prior to any execution of transfer of CAPITAL INTERESTS in writing.

     II. ORGANIZATION OF THE COMPANY


     6. Bodies of the COMPANY

         6.1      The corporate bodies of the COMPANY are
                  -      the PARTNERSHIP MEETING;
                  -      the PARTNERS' BOARD.
                  -      the MANAGEMENT

         6.2 The corporate bodies of the VERWALTUNGS-GMBH are - the SHAREHOLDERS' MEETING; - the MANAGEMENT.


     7. PARTNERSHIP MEETING

     7.1 The PARTNERSHIP MEETING is the supreme authority of the COMPANY. It shall pass and ratify resolutions with regard to all activities and business actions to which it is entitled. Its resolutions shall be binding upon all other bodies of the COMPANY.

     7.2 The PARTNERSHIP MEETING shall resolve upon

     (A) amendments of the ARTICLES OF LIMITED PARTNERSHIP, including but not limited to, changes of the scope of the COMPANY, the increase or decrease of the partnership capital, the increase or decrease of PARTNERS interests in the COMPANY, the sale of PARTNERS interests to third parties;

     (B) merger with or demerger from or management contracts with any other company;

     (C) dissolution of the COMPANY and disposition of the COMPANY'S property in case of its dissolution;

     (D) sale of all or substantially all of the assets of the COMPANY;

     (E) determination of the annual financial statements and allocation of the financial result (such as dividends and distributions);

     (F) designation of the AUDITOR;

     (G) appointment and dismissal of the MANAGEMENT pursuant to the procedures in SUBSECTION 9.3;

     (H) all other matters if so required by mandatory law.

     The resolution as listed in SUBSECTION 7.2 letter A to H require an unanimous vote of the PARTNERS.

     7.3 PARTNERS resolutions shall regularly be adopted at PARTNERSHIP MEETINGS. Unless mandatory law requires otherwise, resolutions may, however, also be adopted in writing or by telefax if all PARTNERS concerned agree thereto in writing or by telefax. A PARTNERSHIP MEETING may also be held by video conference if all PARTNERS agree. A PARTNERSHIP MEETING need not to be held if all PARTNERS agree in writing with the resolution to be taken. In such a case, the MANAGEMENT shall immediately after receipt of the written vote inform all PARTNERS about the result thereof.

     7.4 Decisions of the PARTNERSHIP MEETING shall be taken by unanimous vote of the liability capital according to SUBSECTION 2.7, unless otherwise required by this AGREEMENT, in accordance with the ARTICELS OF LIMITED PARTNERSHIP or by strictly binding law. Every Deutsche Mark one thousand (DM 1,000.00) of a PARTNERS CAPITAL INTEREST in the COMPANY shall confer one (1) vote. The VERWALTUNGS-GMBH as general partner shall have no right to vote.

     7.5 Each of the PARTIES shall at all times exercise its powers and votes in the COMPANY towards procuring that the COMPANY will comply with all obligations under this AGREEMENT, the ARTICLES OF LIMITED PARTNERSHIP and that all key personnel of the COMPANY and any representative of either PARTY will implement the provisions of this AGREEMENT in relation to the COMPANY and any other PARTY.

     7.6 A PARTNERSHIP MEETING may be called by the MANAGEMENT or by any PARTNER. The PARTNERSHIP MEETING shall be called by giving four (4) weeks prior notice in writing or by telefax, indicating the agenda, the place and the date of the PARTNERSHIP MEETING. PARTNERSHIP MEETINGS shall generally take place at the head office of the COMPANY if not otherwise agreed upon by all PARTNERS.

     7.7 For the purpose of resolutions to be adopted by the PARTNERSHIP MEETING each PARTNER may be represented by written proxy given to a member of its Company authorized to represent the same or to an attorney at law, an auditor or a tax-advisor.

     7.8 A quorum shall exist in a PARTNERSHIP MEETING if all PARTNERS are represented therein. If no quorum exists in a PARTNERSHIP MEETING, then a second meeting having the same agenda shall be called within one (1) week and a quorum shall be deemed to exist in such second meeting regardless of the liability capital represented therein; reference to this provision shall be included in the notice for such PARTNERSHIP MEETING.

     7.9 The ordinary PARTNERSHIP MEETING shall be held within the first six (6) months of the running FISCAL YEAR. It shall resolve on the approval of the annual financial statement and the employment of the annual profit, the approval of the acts of the MANAGEMENT for the previous FISCAL YEAR and the appointment of the AUDITORS for the running FISCAL YEAR.

     7.10 Unless a notarial recording is required, the course of the PARTNERSHIP MEETING shall be recorded in minutes reflecting the place and date of the PARTNERSHIP MEETING, the participants therein, the items of the agenda, the material contents of negotiations and the resolutions adopted by the PARTNERS. The minutes shall be signed by the chairman and by the keeper of the minutes and a copy shall be furnished to each of the PARTNERS and to the general partner.

     7.11 Any action challenging the validity of a PARTNERS' resolution shall be excluded unless it is filed within one (1) month after receipt of the minutes pertaining thereto.

     7.12 If a DEADLOCK occurs in the PARTNERSHIP MEETING, then each PARTNER has the right to request a new voting on the same item. Such new voting shall occur within one (1) month counting from the date of the last voting.

     7.13 If in the second voting pursuant to SUBSECTION 7.12 hereof unanimity cannot be reached the respective upper management of each PARTY, i.e. the chairman of BREED and the chairman of SIEMENS' Automotive Systems Group, shall be asked for a final decision.

     7.14 If the upper management of the PARTIES cannot reach an unanimous final decision within forty-five (45) days after the second voting pursuant to SUBSECTION 7.13 hereof the PARTIES shall immediately consult each other as to whether one of them wishes to purchase the entire CAPITAL INTERESTS held by the other PARTY or its AFFILIATE. If none of the PARTIES is willing to purchase then each PARTY shall have the right to demand the dissolution of the COMPANY according to SECTION 18 hereof. If one of the PARTIES is willing to purchase the other PARTY shall be obligated to sell. The purchase price shall be determined in accordance with SUBSECTION 5.1 letter D hereof, provided, however, that the opinion of the ACCOUNTING FIRM shall be final and binding upon both PARTIES. If both PARTIES wish to purchase, then each PARTY shall submit to the respective other PARTY a sealed envelope containing the purchase price at which it is prepared to purchase the CAPITAL INTERESTS of the other PARTY and at which it is prepared to sell its own CAPITAL INTERESTS to the other PARTY. The purchase price offer submitted by sealed envelope constitutes an irrevocable offer to purchase the CAPITAL INTERESTS of the other PARTY at the purchase price stated therein. The PARTY whose purchase price offer is higher shall automatically be entitled to purchase, and the other PARTY shall be obligated to sell the CAPITAL INTERESTS at such higher purchase price. The transactions to sell and purchase according to this SUBSECTION 7.14 shall be completed without undue delay.

     7.15 The provisions of this SECTION 7 shall apply mutatis mutandis for the SHAREHOLDERS MEETING of the VERWALTUNGS-GMBH.

     8. PARTNERS' BOARD

     8.1 A PARTNERS'  BOARD shall be formed for the COMPANY,  consisting  of six
(6) members. Three (3) members of the PARTNERS' BOARD shall be appointed by SIEMENS. Three (3) members of the PARTNERS' BOARD shall be appointed by BREED. The members of the PARTNERS' BOARD may represent each other mutually on the basis of written or telexed/telefaxed power of attorney. The PARTNERS' BOARD shall elect from among its members a chairman and a vice chairman, it being understood that the chairman of the PARTNERS' BOARD shall be nominated by the PARTNER not nominating the CEO and that the vice chairman of the PARTNERS' BOARD shall be nominated by the PARTNER nominating the CEO, as provided for herein.

     8.2 The task of the PARTNERS' BOARD shall be to establish the principles of business policy and ensuring adherence thereto. The PARTNERS' BOARD shall supervise the MANAGEMENT and shall be entitled to issue directions to the MANAGEMENT.

     8.3 The PARTNERS BOARD shall decide on all matters which require approval of the PARTNERS BOARD according to this AGREEMENT, the ARTICELS OF LIMITED PARTNERSHIP or the rules of procedure for the PARTNERS' BOARD. Further details shall be governed by the ARTICELS OF LIMITED PARTNERSHIP and the rules of procedure for the PARTNERS' BOARD to be adopted by the PARTNERSHIP MEETING in accordance with ANNEX 8.3.

     8.4 The PARTNERS BOARD shall at least meet four (4) times a year.

     8.5 If a DEADLOCK occurs in the PARTNERS' BOARD, the members of the PARTNERS' BOARD shall submit the item for decision to the PARTNERSHIP MEETING.

     8.6 A supervisory board shall not be formed for the COMPANY and/or the VERWALTUNGS-GMBH unless required by strictly binding law.


     9. MANAGEMENT

     9.1 The MANAGEMENT of the COMPANY shall be assumed by the VERWALTUNGS-GMBH.

     9.2 The VERWALTUNGS-GMBH shall act through the two (2) members of its own MANAGEMENT, a CEO and a CFO. The VERWALTUNGS-GMBH itself and its MANAGEMENT shall be exempt from the restrictions of Section 181 of the German Civil Code ("Buhrgerliches Gesetzbuch") to the extent that transactions between the COMPANY and the VERWALTUNGS-GMBH are concerned. Any further exemptions shall require a resolution of the shareholders of the VERWALTUNGS-GMBH according to a proposal to be decided upon by the PARTNERS BOARD.

     9.3 Each PARTY has the right to nominate one (1) member to the MANAGEMENT of the VERWALTUNGS-GMBH according to the following procedure.

     9.3.1 The initial CEO of the VERWALTUNGS-GMBH will be nominated by SIEMENS and is subject to BREEDS approval, such approval not to be unreasonably withheld. The CEO will be given a three-year term.

     9.3.2 The initial CFO of the VERWALTUNGS-GMBH will be nominated by BREED and is subject to SIEMENS' approval, such approval not to be unreasonably withheld. The CFO will be given a term which shall end on the same date as the term of the CEO.

     9.3.3 If the CEO or the CFO is removed for any reason during his respective term, then the PARTY which nominated such officer shall nominate his replacement, subject to the other PARTY'S approval, such approval not to be unreasonably withheld. Such replacement officer's term shall end on the same date as the term of the officer which he is replacing.

     9.3.4 At the end of the initial three-year term, if the PARTNERS' BOARD agrees to renew the term of the CEO, then the CEO shall be given an additional term of three years. In that event, at BREED'S election, the CFO shall either:
(i) be given an additional term ending on the same date as the CEO's new term; or (ii) replaced by a new CFO nominated by BREED, subject to SIEMENS' approval, such approval not to be unreasonably withheld: Such replacement CFO to be given a term contract which shall end on the same date as the CEO's new term.

     9.3.5 At the end of the initial three year term, if the PARTNERS' BOARD does not agree to renew the CEO's employment, then the replacement CEO of the VERWALTUNGS-GMBH will be nominated by BREED and is subject to SIEMENS' approval, such approval not to be unreasonably withheld. The replacement CEO will be given a three-year term. Likewise, if the CFO's employment will not be renewed, the replacement CFO will be nominated by SIEMENS, subject to BREED'S approval, such approval not to be unreasonably withheld. The replacement CFO will be given a term which shall end on the same date as the term of the replacement CEO. If either of these replacement officers is removed, they shall be replaced in accordance with the procedure described in SUBSECTION 9.3.3.

     9.3.6 Thereafter, each time that the PARTNERS' BOARD does not agree to renew the CEO's employment, a new CEO will be nominated by the PARTY which did not nominate such non-renewed CEO and a new CFO will be nominated by the other PARTY.

     9.4 The CEO and the CFO shall jointly represent the VERWALTUNGS-GMBH and consistently the COMPANY. As long as there is only one manager on duty he is entitled to represent the VERWALTUNGS-GMBH and consistently the COMPANY alone.

     9.5 The MANAGEMENT shall have the broadest powers to manage and supervise the business and the affairs of the COMPANY and to supervise the business and the affairs of its SUBSIDIARIES and, being the head of the executive organization of the COMPANY, shall have full authority to manage and direct its business and affairs with the exception of those matters which are explicitly reserved to the PARTNERSHIP MEETING or to the PARTNERS' BOARD by this AGREEMENT or by the ARTICLES OF LIMITED PARTNERSHIP or by decision of the PARTNERSHIP MEETING or by the STATUTES or by mandatory law.

     9.6 The MANAGEMENT shall, in addition to other duties, with respect to the COMPANY and the VERWALTUNGS-GMBH

      - be responsible for the proper conduct of the business; - be responsible for the efficient organization; - be responsible for all their activities and all the personnel; - keep the PARTNERSHIP MEETING, the PARTNERS' BOARD and the SHAREHOLDERS'
MEETING informed about all major business activities;
      -  prepare all business plans and budgets;
      - prepare the annual report, the balance sheet and the profit and loss statement;

     9.7 The following actions of the MANAGEMENT with respect to the COMPANY including its SUBSIDIARIES and/or the VERWALTUNGS-GMBH including its SUBSIDIARIES shall be submitted for consideration to the PARTNERS' BOARD and no action may be taken on such matters without the prior approval of the PARTNERS'
BOARD:

     (A) all business plans and amendments thereto including, but not limited to, the operating, financial and investment budgets and the headcount and sales plans;

     (B) substantial deviations from the approved business plans;

     (C) principles concerning general terms of employment and specification thereof, including without limitation the hiring and terms of employment of the management of the SUBSIDIARIES;

     (D) conclusion, specification or termination of employment contracts if the annual salary exceeds limits of 125.000 $ (onehundred and twenty-five thousand US Dollar) if the salary is defined in US Dollar or 200.000 DM (two hundred thousand Deutsche Mark) if the salary is defined in Deutsche Mark or, in case of a termination, if a compensation including benefits of more than 125.000 $ (onehundred and twenty-five thousand US Dollar ) if defined in US Dollar or
200.000 DM (two hundred thousand Deutsche Mark) if defined in Deutsche Mark shall be granted;

     (E) capital expenditures and investments (including capitalized leases) not included in the annual business plan and exceeding in individual instance
500.000 $ ( fivehundred thousand US Dollar), except the use of surplus cash for short-time financial investments in highly rated securities for a period not exceeding one year;

     (F) acquisition and sale of investment in any other enterprises, or merging or consolidating with any other enterprise or entering into or terminating any joint venture or strategic alliance with other enterprises;

     (G) establishment of new business sites and closing of existing ones, or the purchase, sale or other disposition of real estate;

     (H) establishment of SUBSIDIARIES beyond PARS and US-PARTNERSHIP;

     (I) sale or disposal of fixed assets or other material assets other than in the ordinary course of business;

     (J) issuing of debt securities, borrowing money or otherwise incurring indebtedness other than in the ordinary course of its business, the mortgaging, pledging or encumbering of assets to secure any indebtedness, or the incurring of any other long-term (more than 12 months) obligations;

     (K) conclusion or termination of agreements regarding intellectual property rights and know-how related to COMPONENTS and SRS-SYSTEMS;

     (L) conclusion or termination of agency and distribution agreements

     (M) conclusion of lease agreements with a term exceeding three (3) years or with an aggregate annual payment exceeding an aggregate annual limit of 250.000 $ (twohundred and fifty thousand US Dollar );

     (N) establishment or change of any significant accounting principles and practices;

     (O) startup of new or discontinuation of active product lines;

     (P) product and marketing strategy, including pricing policy, and marketing the products of any third party;

     (Q) fundamental change in the scope or character of business of the COMPANY and/or its SUBSIDIARIES or actions outside the scope of the COMPANY previously defined in SUBSECTION 2.4.;

     (R) substantial changes in the organizational structure of the COMPANY;

     (S) initiating any legal or arbitral actions or settling any claims, causes of action or rights against any third parties (with the exception of collecting outstanding accounts receivables) or commencing bankruptcy or insolvency proceedings;

     (T) conclusion or termination of agreements between either of the PARTIES and the COMPANY and/or its SUBSIDIARIES except as otherwise stated in this AGREEMENT;

     (U) the promise or granting of any employment benefits, pension commitments or special annual payments exceeding the normal salary (including without limitation Christmas bonuses) or any modifications thereof;

     (V)    the    granting    of    commercial    power    of    representation
("Handlungsvollmacht") and commercial power of attorney ("Prokura");

     (W) all other matters exceeding the ordinary course of business of the COMPANY or the SUBSIDIARIES.

     9.8 Decisions of the MANAGEMENT shall be taken by unanimous vote of its members. In case unanimity cannot be reached, the PARTRNERS' BOARD shall decide.

     9.9 Rules of procedure for the members of the MANAGEMENT shall be adopted by the SHAREHOLDERS' MEETING in accordance with ANNEX 9.9.


     10. Staff, Non-Solicitation of Employees

     10.1. Before hiring new employees for the COMPANY and/or its SUBSIDIARIES, the COMPANY and/or the VERWALTUNGS-GMBH shall examine whether employees with the necessary qualification are available from the PARTIES or their AFFILIATES.

     10.2 Neither SIEMENS or BREED shall solicit or hire the employees of either corporation or the COMPANY. However, the PARTIES remain free to run general advertisements for employment.


     11. Organizational Structure

     The COMPANY and its initial SUBSIDIARIES, i.e. PARS and US-PARTNERSHIP, shall have the initial organizational structure as set forth in ANNEX 11 and as amended from time to time by resolution of the PARTNERS' BOARD.

     III. OPERATION OF THE COMPANY

     12. Initial Business Plan, Budget

     12.1 The initial business plan as per ANNEX 12.1 shall be submitted by the MANAGEMENT to the PARTNERS' BOARD for approval at its first meeting.

     12.2 The COMPANY shall operate pursuant to an operating budget approved by the PARTNERS' BOARD at its inaugural meeting and subject to annual review.

     13. Profit and Loss, Financing, Corporate Opportunities

     13.1 The PARTNERSHIP MEETING for the COMPANY and the SHAREHOLDERS' MEETING for the VERWALTUNGS-GMBH shall take the resolution on the allocation of the financial results as per SUBSECTION 7.2 letter (E) hereof.

     13.2 In case that any profit of the COMPANY and/or the VERWALTUNGS-GMBH is allocated to the PARTIES, this profit shall be distributed among the PARTIES in proportion to the value of their respective CAPITAL INTERESTS.

     13.3 The COMPANY and the VERWALTUNGS-GMBH shall meet their financial requirements by their own means or by loans raised locally from banks or other third parties unless the PARTNERS' BOARD otherwise decides upon. The PARTIES are not obliged to make further contributions in addition to their contribution as per SECTION 3 hereof, unless otherwise provided for in this AGREEMENT.

     13.4 SIEMENS and BREED shall provide funding to the extent revenues and external funding sources (such as but not limited to loans raised from banks or other third parties) are inadequate to cover budgeted operating expenses and capital expenditures. Neither PARTY can be compelled to provide funding for expenses and capital expenditures above budgeted amounts, except that each PARTY must fund up to 500.000 $ (fivehundred thousand US Dollar), each FISCAL YEAR, if required, to prevent insolvency of the COMPANY for German statutory purposes or to enable the PARTIES to transfer losses of the COMPANY under Sect. 15a of the German Income Tax Code ("Einkommensteuergesetz"), as decided upon by the PARTNERS' BOARD.

     13.5 If a research and development opportunity with respect to new SRS-SYSTEMS or COMPONENTS therefor are presented to either PARTY, such PARTY shall present such opportunity to the COMPANY. If the other PARTY refuses to fund it in the COMPANY and/or its SUBSIDIARIES, the presenting PARTY will be permitted to take and exploit the opportunity for its own account.


     14. Books and Records, FISCAL YEAR, Financial Statements

     14.1 Full and accurate books of account, financial records and annual financial statements shall be made according to German accounting practices showing the condition of the business and finances of the COMPANY and the VERWALTUNGS-GMBH and the ownership of each PARTY and shall be kept at the principal office of the COMPANY and the VERWALTUNGS-GMBH. Each PARTY, or its designated representatives, shall have access to and may inspect and copy any part thereof. In addition, the COMPANY and the VERWALTUNGS-GMBH shall forward monthly financial reports to each PARTY, which reports shall be presented in such format and shall contain such information as the PARTNERS' BOARD shall agree. The financial records and annual financial statements of the SUBSIDIARIES shall be made according to the generally accepted accounting principles at their registered seat.

     14.2 The COMPANY and the VERWALTUNGS-GMBH shall also furnish to each PARTY such additional financial information and statements as such PARTY may reasonably request for its internal reporting procedures and for the preparation of its consolidated financial statements for any FISCAL YEAR in which the COMPANY and/or the VERWALTUNGS-GMBH are included in its tax consolidation. The COMPANY and the VERWALTUNGS-GMBH shall provide BREED at August 1. each year with the reconciliation of the net-earning statement of the COMPANY and the VERWALTUNGS-GMBH from German-GAAP to US-GAAP for the period commencing from July 1 to June 30 of the consecutive year.

     14.3 The FISCAL YEAR of the COMPANY and of the VERWALTUNGS-GMBH shall run from October 1 to September 30 of the consecutive year. At the end of each FISCAL YEAR, an audit of the COMPANY'S and the

     VERWALTUNGS-GMBH'S financial statements shall be performed by the AUDITOR.

     14.4 The MANAGEMENT shall, within the first three (3) months of each FISCAL YEAR prepare the annual financial statements (balance sheet, profit and loss account including notes and a statement of cash flow) plus an annual FISCAL YEAR report for the previous FISCAL YEAR, for the COMPANY and the VERWALTUNGS-GMBH observing the respective provisions on corporations as per Secs. 264 et seq. of the German Commercial Code ("Handelgesetzbuch"). The annual financial statements record shall, without undue delay, be submitted to the AUDITOR for auditing. The audit shall be performed by observing Secs. 316 et seq. of the German Commercial Code.

     14.5 The MANAGEMENT shall submit the audited financial statements together with the audit report immediately after their completion to each of the PARTNERS. The PARTNERSHIP MEETING shall resolve within the first six (6) months of the running FISCAL YEAR on the approval of the annual financial statement and the employment of the annual profit, the approval of the acts of the MANAGEMENT for the previous FISCAL YEAR and the appointment of the auditors for the running FISCAL YEAR, according to SUBSECTION 7.2 letter F hereof.


     15. Guidelines for the Operation of the COMPANY

     15.1 Concerning the scope of the COMPANY as defined in SUBSECTION 2.4.1 hereof, the PARTIES agree to work exclusively together through the COMPANY and/or the SUBSIDIARIES, insofar as legally possible and insofar as the customers do not wish to place an order with only one of the PARTIES or their AFFILIATES, alone or together with another Party. The PARTIES shall immediately notify each other if any inquiries concerning the scope of the COMPANY become known to them.

     15.2 If a customer of the COMPANY or the SUBSIDIARIES request the use of components of third parties, the COMPANY or the SUBSIDIARY shall be permitted to purchase such component from such third parties. Under such circumstances neither PARTY shall be obliged to provide technical support for such components. Any technical information generated by the COMPANY or the SUBSIDIARIES as a result of the use of such third parties components shall be considered SRS-FORGROUND TECHNOLOGY.

     15.3 The COMPANY and/or its SUBSIDIARIES will act as a reseller for the PARTIES on a non-exclusive basis in order to market and sell COMPONENTS worldwide. Customers will be invoiced by the COMPANY or the SUBSIDIARIES and SIEMENS and BREED will then invoice the COMPANY or the SUBSIDIARIES. The external and internal pricing, sales and invoicing of COMPONENTS shall be handled according to the principles laid down in ANNEX 15.3.

     15.4 Each of the PARTIES agrees that it shall not sell COMPONENTS, either directly or indirectly, to third parties which compete with the COMPANY or the SUBSIDIARIES in the sale of SRS-SYSTEMS and COMPONENTS, unless such PARTY receives the prior written permission of the PARTNERS' BOARD.

     15.5 The preferred suppliers of the COMPANY shall be the PARTIES and their AFFILLIATES under supply contracts if and to the extent that price, quality, technology and volume are at least comparable to those obtainable by the PARTIES' competitors on the market.

     15.6 The SRS-BACKGROUND TECHNOLOGY of either BREED or SIEMENS in its Automotive Systems Group subdivision safety and chassis systems location Regensburg, Germany shall be licensed on an arms length, non exclusive basis under technology transfer contracts to the other PARTY as well as to the COMPANY and its SUBSIDIARIES as of the CLOSING DATE to be used exclusively for the purposes as described in SUBSECTION 2.4.1. Upon termination of this AGREEMENT all such licenses shall immediately terminate except for the use of the fulfillment of existing contractual commitments, provided, however, that upon termination of this AGREEMENT as per

     SUBSECTION 17.6 (A), the licenses granted to the PARTY terminating this AGREEMENT and to the COMPANY and its SUBSIDIARIES shall remain in full force and effect. At any time, no assignment or sublicensing of SRS- BACKGROUND TECHNOLOGY shall be permitted without the prior written approval of the PARTY owning such SRS- BACKGROUND TECHNOLOGY.

     15.7 Except as otherwise agreed in development contracts between one PARTY and the COMPANY or the SUBSIDIARIES SRS-FOREGROUND-TECHNOLOGY generated by the COMPANY or the SUBSIDIARIES on the basis of development or research agreements with both PARTIES shall be owned jointly by SIEMENS and BREED and those ownership rights shall continue following termination of this AGREEMENT. Either PARTY shall be entitled to assign or sublicense such SRS-FOREGROUND-TECHNOLOGY to third parties with the other PARTY'S consent, which shall not be unreasonably withheld, during the term of this AGREEMENT and without the other PARTY'S consent following termination of this AGREEMENT or dissolution of the COMPANY and the VERWALTUNGS-GMBH.

     15.8 SRS-FOREGROUND-TECHNOLOGY generated by either SIEMENS in its Automotive Systems Group subdivision safety and chassis systems location Regensburg, Germany and BREED outside the COMPANY shall remain with the generating PARTY but shall be licensed on an arms length, non exclusive basis under technology transfer contracts to the other PARTY as well as to the COMPANY and its SUBSIDIARIES to be used exclusively for the purposes as described in SUBSECTION 2.4.1. Upon termination of this AGREEMENT all such licenses shall immediately terminate except for the use of the fulfillment of existing contractual commitments, provided, however, that upon termination of this AGREEMENT as per SUBSECTION 17.6 (A), the licenses granted to the PARTY terminating this AGREEMENT and to the COMPANY and its SUBSIDIARIES shall remain in full force and effect. At any time, no assignment or sublicensing of such SRS-FOREGROUND TECHNOLOGY shall be permitted without the prior written approval of the PARTY owning such SRS-FOREROUND TECHNOLOGY.

     15.9 The sole obligation of the PARTY, COMPANY and the SUBSIDIARY which is a licensor in accordance with this SECTION 15 under any SRS-BACKGROUND TECHNOLOGY as well as SRS-FOREGROUND TECHNOLOGY shall be to forward same on an "as available basis" to the relevant licensee as provided in the applicable technology transfer agreement, and, to correct errors that might have occurred in the relevant information without undue delay after such errors become known to the relevant licensor.

     THE WARRANTIES SET FORTH IN THIS SUBSECTION 15.10 APPLY TO ALL SRS-BACKGROUND TECHNOLOGY AND SRS-FOREGROUND TECHNOLOGY LICENSED OR KNOWINGLY DISCLOSED HEREUNDER AND ARE IN LIEU OF ALL WARRANTIES EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION THE WARRANTIES THAT SRS-BACKGROUND TECHNOLOGY AND SRS- FOREGROUND TECHNOLOGY CAN BE USED WITHOUT INFRINGING STATUTORY AND OTHER RIGHTS OF THIRD PARTIES.

     No licensor shall be liable for any indirect or consequential damages of its licensee, including loss of profit or interest, under any legal cause whatsoever and on account of whatsoever reason, except where such liability is mandatory by applicable law.

     Nothing in this AGREEMENT shall obligate either PARTY, COMPANY or the SUBSIDIARIES to apply for, take out, maintain or acquire any statutory protection, in any country.

     15.10 Either PARTY shall be responsible for warranty and liability, including recall actions, arising from its COMPONENTS marketed by the COMPANY or the SUBSIDIARIES to customers, and shall indemnify the COMPANY or the SUBSIDIARIES and the other PARTY and hold them harmless from third parties' claims. The responsibility for all other cases of warranty and liability, including recall actions, which cannot be clearly allocated to a PARTY or to the COMPANY or the SUBSIDIARIES, shall be deemed to be allocated to the COMPANY or the SUBSIDIARIES, which exercises the respective business, unless the PARTNERS' BOARD otherwise decides on a case by case basis. The

     COMPANY or the SUBSIDIARIES shall cover such risks with sufficient insurances.

     15.11 Insofar as necessary for the proper operation of the COMPANY, the VERWALTUNGS-GMBH and their SUBSIDIARIES, SIEMENS and BREED shall provide administrative, financial, legal, consultancy and other services of similar kind to the COMPANY and the VERWALTUNGS-GMBH including their SUBSIDIARIES as requested by the COMPANY or the VERWALTUNGS-GMBH under service contracts on arm's length basis.


     16. Contracts

     The PARTIES shall take the necessary steps to ensure that the contracts as provided for in this AGREEMENT shall be concluded between themselves and/or with the COMPANY or the SUBSIDIARIES as of the CLOSING DATE:

                  - research and  development  contracts
                  - license  agreements
                  - supply   contracts
                  -  reseller   basic
                  -contracts
                  -  service contracts


     IV. TERM OF AGREEMENT, DISSOLUTION


     17. Term of AGREEMENT

     17.1 Except as otherwise stipulated in SUBSECTION 17.2, this AGREEMENT including its ANNEXES, if not a later date is agreed upon for the ANNEXES, shall not become binding until the EFFECTIVE DATE.

     17.2 Notwithstanding SUBSECTION 17.1 SUBSECTION 17.2, 19.2, 19.3, 20, 21, 22 and 23.9 shall become binding upon SIGNATURE.

     17.3 Except as provided otherwise in this AGREEMENT, this AGREEMENT shall only terminate upon either PARTY disposing of its entire CAPITAL INTERESTS in the COMPANY and the VERWALTUNGS-GMBH in accordance with the provisions under SECTIONS 4, 5 and SUBSECTION 7.14 of this AGREEMENT or in accordance with the ARTICLES OF LIMITED PARTNERSHIP or the STATUTES. The same shall apply if the COMPANY and the VERWALTUNGS-GMBH are dissolved and liquidated for any reason whatsoever.

     17.4 This AGREEMENT may be ordinarily terminated by either PARTY giving six
(6) months written notice to the other PARTY prior to the end of a FISCAL YEAR of the COMPANY, but not before the end of the sixth (6) FISCAL YEAR.

     17.5 Any notice of termination of this AGREEMENT shall automatically extend to the COMPANY and the VERWALTUNGS-GMBH. The consequence of termination shall be the dissolution of the COMPANY and the VERWALTUNGS-GMBH. SECTION 18 shall apply mutatis mutandis.

     17.6 The right to terminate this AGREEMENT extraordinarily without prior written notice for important cause shall remain unaffected thereby. Important cause shall be constituted without limitation if:

     (A) this AGREEMENT or the ARTICLES OF LIMITED PARTNERSHIP or the STATUTES or any of the related agreements provided for herein and necessary for the proper operation of the COMPANY and its SUBSIDIARIES has been materially breached by the other PARTY and despite prior written notice by the terminating PARTY and an adequate opportunity to cure the breach, the other PARTY has failed to cure the breach;

     (B) the other PARTY is permanently or for an unforeseeable period of time prevented from fulfilling its obligations under this AGREEMENT or the ARTICLES OF LIMITED PARTNERSHIP or the STATUTES or any of the related agreements provided for herein and necessary for the proper operation of the COMPANY and its SUBSIDIARIES;

     (C) the other PARTY undergoes bankruptcy, reorganization proceedings or any other insolvency proceedings opened against it by a court or another public authority or has voluntarily filed a respective petition or has involuntarily filed against it a respective petition which is not dismissed within sixty (60) days;

     (D)  the  other  PARTY  has  become   insolvent  or  faces  a   substantial
deterioration, actual or imminent, in its assets without an appropriate plan to avoid such deterioration;

     (E) the other PARTY has an order entered against it either appointing a receiver or trustee for, or issuing a levy attachment against, a substantial portion of its assets, without such order being vacated, set aside or stayed within sixty (60) days;

     (F) the other PARTY has its CAPITAL INTERESTS in the COMPANY seized by a creditor based on an executory title which is not only provisionally enforceable or makes an assignment for the benefit of its creditors;

     (G) The other Party is dissolved.

     17.7 SECTION 20 and 21 shall survive the termination of this AGREEMENT for whatever reasons.


     18. Dissolution

     18.1 The COMPANY and the VERWALTUNGS-GMBH shall be dissolved if so decided unanimously by the PARTNERSHIP MEETING and the SHAREHOLDERS' MEETING or according to a respective provision of this AGREEMENT.

     18.2 Following any decision about the dissolution of the COMPANY and the VERWALTUNGS-GMBH the PARTIES shall commence an liquidation procedure according to the mandatory law. The liquidation shall be carried out as follows:

     18.2.1 The assets of the COMPANY and the VERWALTUNGS-GMBH without the interests in the SUBSIDIARIES held by the COMPANY shall be distributed among the PARTIES taking into consideration the respective scope of business. If the assets, including any intellectual property rights like patents or other know-how developed during the existence of the COMPANY, can be allocated clearly to one of the PARTIES, this PARTY shall have the right to take over these assets.

     18.2.2 The interests in the SUBSIDIARIES held by the COMPANY shall be retransfered to the PARTY, which has contributed such interests to the COMPANY or the VERWALTUNGS-GMBH according to SUBSECTION 3.2.1 and 3.2.2. Each PARTY shall bear all costs and expenses, including any and all duties and taxes, related to such retransfer of the shares and interests in the SUBSIDIARIES to the respective PARTY.

     18.2.3 It is hereby understood that the allocation and take-over of assets as well as the retransfer of shares by one PARTY shall be compensated to the other PARTY if it results in a shift of value distributed among the PARTIES. The value of the assets and the interest in the SUBSIDIARIES shall be determined by an ACCOUNTING FIRM jointly appointed by the PARTIES. The opinion of the ACCOUNTING FIRM as to the value of the assets and the interests in the SUBSIDIARIES shall be based on a generally accepted valuation method being in common use at the time of appointment of the ACCOUNTING FIRM, however the opinion of the chartered ACCOUNTING FIRM shall be final and binding upon both PARTIES.

     18.2.4 It is hereby understood, that all employees which were employed by either PARTY at the CLOSING DATE and transfered to the COMPANY or the SUBSIDIARIES shall, as far as legally possible, return to the respective PARTY.

     18.3. The dissolution of the COMPANY and the VERWALTUNGS-GMBH shall be carried out in a manner that is most tax efficient for both PARTIES.

     18.4 The dissolution may be averted by a PARTY buying the entire CAPITAL INTERESTS of the other PARTY in the COMPANY and the VERWALTUNGS-GMBH.

     18.4.1 The PARTY unwilling to buy the other PARTY'S CAPITAL INTERESTS is obliged to sell its CAPITAL INTEREST, to the other PARTY. The purchase price shall be agreed upon by the PARTIES and, failing such agreement, shall be determined by an ACCOUNTING FIRM jointly appointed by the PARTIES. The opinion of the ACCOUNTING FIRM as to the price of the CAPITAL INTERESTS shall be based on a generally accepted valuation method being in common use at the time of appointment of the ACCOUNTING FIRM and shall result in a reasonable, arm's-length price on the basis of a willing buyer and a willing seller of the relevant CAPITAL INTEREST; however, that the opinion of the chartered ACCOUNTING FIRM shall be final and binding upon both PARTIES. The cost of the opinion of the ACCOUNTING FIRM shall be paid by the PARTY obliged to sell.

     18.4.2 If both PARTIES are willing to purchase, SUBSECTION 7.14 sentences 5 to 7 shall apply mutatis mandis. The transaction to sell and purchase according to SUBSECTION 18.5.1 shall be completed without undue delay.

     18.4.3 If neither PARTY is willing to buy the entire CAPITAL INTEREST in the COMPANY and in the VERWALTUNGS-GMBH and consent cannot be reached within two
(2) months after receipt of the termination notice or after occurrence of any other cause upon which this AGREEMENT ends, the COMPANY and the VERWALTUNGS-GMBH have to be dissolved.

     V. OTHER PROVISIONS


     19. EFFECTIVE DATE, Premerger Control

     19.1 The EFFECTIVE DATE shall be the date on which each of the following conditions is fulfilled:

     19.1.1  Signature  of  both  PARTIES;

     19.1.2 Approval of the Corporate Executive Board ("Zentralvorstand") of SIEMENS and the Board of Directors of BREED;

     19.1.3 Obtaining of all the permissions or clearances, which the PARTIES jointly indentify to be relevant to the transaction under premerger control, or of any other competent antitrust authorities;

     19.1.4 Expiration of any required premerger notification waiting period;

     19.1.5 Submittal of the application for antitrust clearance under Art. 85 EEC Treaty. to the European Commission

     19.2 Immediately after SIGNATURE, the PARTIES shall jointly file the relevant antitrust notifications and applications to any competent antitrust authority. The PARTIES shall assist each other with respect to the preparation of such notifications and applications and provide each other with all information requested by the competent antitrust authority.

     19.3 Except as otherwise provided for in the Stock Purchase Agreement dated October, 14. 1997 including its annexes and the Make Whole Agreement dated November, 07. 1997 the PARTIES shall have no claims, of whatever kind, against each other in case that the creation of the COMPANY should not be approved in the premerger control procedure(s) or the antitrust clearance under Art. 85 EEC Treaty should not be given.


20.      Applicable Law

     The substantive law applicable to this AGREEMENT and its ANNEXES, unless otherwise agreed upon in an ANNEX, is the law in force in Germany.


     21. DISPUTE Settlement

     21.1 DISPUTES in technical matters shall be referred to a single expert chosen by the PARTNERS' BOARD. Such expert's opinion shall be binding upon the PARTIES and/or the COMPANY. The expert's costs shall be borne by the COMPANY.

     21.2 Any DISPUTE shall at first be settled by an amicable effort on the part of the PARTIES affected. An attempt to arrive at a settlement shall be deemed to have failed as soon as one of the PARTIES so notifies the other PARTY in writing.

     21.3 If an attempt at settlement has failed, the DISPUTE shall be finally and binding settled under the commercial arbitration rules of the United Nations Commission on International Trade Law (the "Rules"). Each PARTY shall appoint an arbitrator, and then the two PARTY-appointed arbitrators shall appoint a third arbitrator, or failing agreement on such choice, such third arbitrator shall be appointed by the President of the International Chamber of Commerce in Paris. The third arbitrator shall have the qualifications to hold a judgeship.

     21.4 The seat of arbitration shall be The Hague, The Netherlands. The procedural law of this place shall apply where the Rules are silent.

     21.5 The language to be used in the arbitration proceedings shall be English.

     21.6 The arbitral award shall be substantiated in writing. The arbitral tribunal shall decide on the matter of costs of the arbitration and on the allocation of expenditure among the respective PARTIES to the arbitration proceedings. The PARTY in whose favor a final arbitral award is rendered shall be entitled to be reimbursed its reasonable costs and reasonable attorneys fees by the other PARTY.


     22. Confidentiality

     22.1 Either PARTY shall use all business and technical information received from the other PARTY or the COMPANY and/or the VERWALTUNGS-GMBH in connection with this AGREEMENT and its performance and which the other PARTY expressly states to be confidential, or the confidential nature of which can be assumed on the basis of the circumstances of its disclosure, solely for the purposes for which it was provided, and shall treat it in the same way as its own business secrets and not make it available to any third party, unless the business or technical information in question:

     (A) is generally available from public sources or in the public domain; or

     (B) is received at any time from any third party without nondisclosure obligation to the disclosing PARTY; or

     (C) is shown to have been developed independently by the receiving PARTY without reliance on the disclosing PARTY'S confidential information or to have been known to the receiving PARTY prior to its disclosure by the disclosing PARTY; or

                  (D) must be disclosed to a third party for the purpose of performing this AGREEMENT, if the third party is or becomes subject to an equivalent confidentiality obligation.

     22.2 Through this SECTION 22 neither PARTY shall be prevented from making available its technology others than SRS-BACKGROUND TECHNOLOGY or SRS-FOREGROUND TECHNOLOGY developed independently by one PARTY to third parties if this technology is derived in part from the cooperation under this AGREEMENT, but is inseparably connected with that PARTY'S own know-how.

     22.3 The obligations imposed by this SECTION 22 shall continue for a period of five (5) years after termination of this AGREEMENT.

     22.4 The PARTIES shall cause the COMPANY AND THE SUBSIDIARIES to be bound by the same confidentiality obligations as imposed by this SECTION 22 with respect to the business and technical information which the COMPANY or the SUBSIDARIES will receive from either PARTY.

     22.5 The conclusion of this AGREEMENT, as well as its content, is to be treated confidential by the PARTIES according to SUBSECTION 22.1. Any reference to business links between the PARTIES to the AGREEMENT must not be made in advertising literature until written approval has been received from the other PARTY which shall not be unreasonably withheld.

     23. Miscellaneous

     23.1 This AGREEMENT shall not be modified except by a written instrument executed by duly authorized representatives of the PARTIES hereto.

     23.2 The governing language between the PARTIES shall be English. All reports, statements, balance sheets and the like to be prepared and issued under operation of the COMPANY as well as any auditing shall, in addition to requirements under the German law, also be done in the English language, if reasonably requested by a PARTY. The same applies for any kind of communication in and between the corporate bodies of the COMPANY and/or the VERWALTUNGS-GMBH and between the COMPANY and/or the VERWALTUNGS-GMBH and the PARTIES, unless otherwise decided by the PARTNERS' BOARD.

     23.3 In the event that any provision herein shall be held to be invalid or unenforceable, the remaining provisions herein shall not be affected thereby. Should an individual provision of this AGREEMENT be or become ineffective or unenforceable for reasons beyond the PARTIES' control the PARTIES shall attempt to arrive amicably at a new provision on a favorable economic effect corresponding to the ineffective or unenforceable provision it is replacing.

     23.4 Each PARTY hereto may request additional audits performed by an auditor of its choice who must be certified in Germany. The cost of the additional audit shall be borne by the PARTY requesting the audit.

     23.5 The PARTIES hereto shall ensure that their representatives or nominees within the COMPANY and the VERWALTUNGS-GMBH, in executing their respective functions, will comply with the provisions of this AGREEMENT, the ARTICLES OF LIMITED PARTNERSHIP and the STATUTES as well as with any other agreements concluded or to be concluded between the PARTIES with respect to the COMPANY and/or the VERWALTUNGS-GMBH or any of their activities.

     23.6 The following ANNEXES form an integral part of this AGREEMENT:

ANNEX 1:    COMPONENTS/SRS-SYSTEM
ANNEX 2.1A: ARTICLES OF LIMITED PARTNERSHIP of the COMPANY
ANNEX 2.1B: STATUTES of the VERWALTUNGS-GMBH
ANNEX 3.2.2:Assets to be contributed by BREED to US-PARTNERSHIP
ANNEX 3.2.5:Representations and Warranties of the CONTRIBUTION AGREEMENTS
ANNEX 8.3:  Rules of Procedure for the PARTNERS' BOARD
ANNEX 9.9:  Rules of Procedure for the MANAGEMENT
ANNEX 11:   Initial Organizational Structure of the COMPANY and its SUBSIDIARIES
ANNEX 12.1: Business Plan
ANNEX 15.3: Principles for pricing, sales and invoicing of components of SRS-
                 SYSTEMS

     In the event of any ambiguity or conflict arising between the provisions of this AGREEMENT and those of the ANNEXES this AGREEMENT shall prevail.

     23.7 In the event of any conflict between the provisions of this AGREEMENT and ARTICLES OF LIMITED PARTNERSHIP and the STATUTES or other corporate documents of the COMPANY and/or the VERWALTUNGS- GMBH, the provisions of this AGREEMENT shall prevail and the PARTIES shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this AGREEMENT and shall further procure any required amendment to the ARTICLES OF LIMITED PARTNERSHIP and/or the STATUTES and/or other constitutional documents of the COMPANY and/or the VERWALTUNGS-GMBH, as may be necessary.

     23.8 This AGREEMENT, including its ANNEXES, entirely replaces and supersedes between the PARTIES the Non-Binding Memorandum of Understanding dated July, 22. 1997 entered into by the PARTIES and the Memorandum of Understanding including the Joint Venture Term Sheet dated October, 14. 1997 entered into by the PARTIES.

     23.9 Either PARTY shall bear its own expenses, including those of counsel and auditors, in connection with this AGREEMENT and the COMPANY contemplated herein, unless otherwise provided for in this AGREEMENT or the ARTICLES OF LIMITED PARTNERSHIP or the STATUTES. The administrative fees for the pre-merger control procedure(s) as per SUBSECTION 19.1.3 as well as any expenses for outside counsels related to such premerge controll procedures and the filing procedure for the clearance under Art. 85 EEC Treaty shall be shared equally by the PARTIES.


     24. Notices

     All communications and notices to be given under this AGREEMENT shall be delivered:

     if addressed to SIEMENS to:

                  Siemens Aktiengesellschaft
                  Rechtsabteilung
                  Werner-von-Siemens-Str. 50
                  D-91050 Erlangen, Germany
                  Telephone:                     ++49-9131-7-43592
                  Telefax:                       ++49-9131-7-29001

                  and if addressed to BREED to:

                  Breed Technologies, Inc.
                  Legal Department
                  5300 Old Tampa Highway
                  Lakeland Florida 33807-3050, USA
                  Telephone:                     ++1-941-688-6473
                  Telefax:                       ++1-941-688-6016

     or any other address and/or telephone or telefax number designated in writing.

IN WITNESS WHEREOF, the PARTIES have duly executed this AGREEMENT in Regensburg, Germany on [.....] [.......................].



Siemens Aktiengesellschaft                       Breed Technologies, Inc.



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